Two Harbors Investment Corp. Reports First Quarter 2014 Financial Results
Strong Return on Book Value of 3.9% in the First Quarter(1)
NEW YORK, May 7, 2014 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended March 31, 2014.

Highlights

•	Book value was $10.71 per diluted common share, representing a 3.9%(1) return on book value, after accounting for a dividend of $0.26 per share.

•	Delivered Comprehensive Income of $152.6 million, a return on average equity of 15.7%, or $0.42 per diluted weighted average common share.

•	Reported Core Earnings of $88.2 million, or $0.24 per diluted weighted average common share.

•	Generated an aggregate portfolio yield of 4.6% for the quarter ended March 31, 2014, compared to an aggregate yield of 4.3% for the quarter ended December 31, 2013.

“We delivered strong first quarter results, demonstrating our ability to generate alpha in a variety of interest rate environments,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Two Harbors generated comprehensive income of $152.6 million for the period, representing a 15.7% return on average equity.”

(1) Return on book value for the quarter ended March 31, 2014 is defined as the increase in book value per diluted share, from December 31, 2013 to March 31, 2014 of $0.15, plus the dividend declared of $0.26 per share, divided by December 31, 2013 diluted book value of $10.56 per share.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2014:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q1-2014
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings(1)	$88,203	$0.24	9.1%
GAAP Net Loss	$(29,145)	$(0.08)	(3.0)%
Comprehensive Income	$152,590	$0.42	15.7%

Operating Metrics
Dividend per common share	$0.26
Book value per diluted share at period end	$10.71
Other operating expenses as a percentage of average equity	1.5%

(1) Core Earnings is a non-GAAP measure that the company defines as net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with the company’s inverse interest-only securities (Agency Derivatives), premium income or loss on credit default swaps, and servicing income, net of estimated amortization on mortgage servicing rights. Core Earnings is provided for purposes of comparability to other peer issuers. Please see page 12 of this press release for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended March 31, 2014 of $88.2 million, or $0.24 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended December 31, 2013 of $76.4 million, or $0.21 per diluted weighted average common share outstanding.

For the first quarter of 2014, the company recognized:

•	a net realized loss on RMBS, trading securities and mortgage loans held-for-sale of $38.5 million, net of tax;

•	unrealized losses on trading securities, mortgage loan forward purchase commitments and mortgage loans held-for-sale of $2.3 million, net of tax;

•	other-than-temporary credit impairment losses on its non-Agency RMBS of $0.2 million, net of tax;

•	a net loss of $2.0 million, net of tax, related to swap and swaption terminations and expirations;

•
an unrealized loss, net of tax, of $59.7 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements, available-for-sale securities, trading securities, to-be-announced securities (TBA) and MSR;

•	net realized and unrealized gains on other derivative instruments of approximately $4.7 million, net of tax;

•	a net realized and unrealized gain on consolidated financing securitizations of $0.3 million, net of tax;

•	a net decrease in fair value of $31.5 million(2) on MSR, net of tax; and

•	amortization of intangible assets of $0.3 million, net of tax.

(2) Decrease in fair value on MSR, net of tax, of $31.5 million is comprised of a decrease in fair value of $19.4 million, net of tax, excluded from Core Earnings and $12.1 million, net of tax, of estimated amortization included in Core Earnings.

The company reported a GAAP Net Loss of $29.1 million, or $0.08 per diluted weighted average common share outstanding, for the quarter ended March 31, 2014, as compared to GAAP Net Income of $239.4 million, or $0.66 per diluted weighted average common share outstanding, for the quarter ended December 31, 2013. On a GAAP basis, the company recognized an annualized return on average equity of (3.0)% and 24.8% for the quarters ended March 31, 2014 and December 31, 2013, respectively.

The company reported Comprehensive Income of $152.6 million, or $0.42 per diluted weighted average common share outstanding, for the quarter ended March 31, 2014, as compared to Comprehensive Income of $171.4 million, or $0.47 per diluted weighted average common share outstanding, for the quarter ended December 31, 2013. The company records unrealized fair value gains and losses for RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 15.7% and 17.7% for the quarters ended March 31, 2014 and December 31, 2013, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended March 31, 2014. The annualized dividend yield on the company’s common stock for the first quarter of 2014, based on the March 31, 2014 closing price of $10.25, was 10.1%.

The company’s book value per diluted share, after taking into account the first quarter 2014 dividend of $0.26 per share, was $10.71 as of March 31, 2014, compared to $10.56 as of December 31, 2013, which represented a total return on book value for the first quarter of 2014 of 3.9%.(1)

Other operating expenses for the first quarter of 2014 were approximately $14.5 million, or 1.5% of average equity, compared to approximately $12.4 million, or 1.3% of average equity, for the fourth quarter of 2013.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, Agency Derivatives, MSR, residential mortgage loans held-for-sale and net economic interests in consolidated securitization trusts. As of March 31, 2014, the total value of the company’s portfolio was $13.6 billion.

The portfolio includes the rates strategy, which consists of $10.5 billion of Agency RMBS, Agency Derivatives and MSR as well as associated notional hedges as of March 31, 2014. The remaining portfolio was invested in the credit strategy, which consists of $3.1 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive loans (CSL), and their associated notional hedges as of March 31, 2014.

For the quarter ended March 31, 2014, the annualized yield on the company’s average aggregate portfolio was 4.6% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.1%. This resulted in a net interest rate spread of 3.5%.

RMBS and Agency Derivatives
For the quarter ended March 31, 2014, the annualized yield on average RMBS securities and Agency Derivatives was 4.3%, consisting of an annualized yield of 3.3% in Agency RMBS and Agency Derivatives and 9.1% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 6.4% for Agency RMBS securities and Agency Derivatives held during the quarter ended March 31, 2014, as compared to 7.9% for those securities held during the quarter ended December 31, 2013. The weighted average cost basis of the principal and interest Agency portfolio was 108.3% of par for the quarter ended March 31, 2014, compared to 108.2% of par for the quarter ended December 31, 2013. The net premium amortization was $31.8 million and $35.0 million for the quarters ended March 31, 2014 and December 31, 2013, respectively.
(1) Return on book value for the quarter ended March 31, 2014 is defined as the increase in book value per diluted share, from December 31, 2013 to March 31, 2014 of $0.15, plus the dividend declared of $0.26 per share, divided by December 31, 2013 diluted book value of $10.56 per share.

The company experienced a three-month average CPR of 3.4% for non-Agency principal and interest RMBS securities held during the quarter ended March 31, 2014, as compared to 3.8% for those securities held during the quarter ended December 31, 2013. The weighted average cost basis of the non-Agency portfolio was 53.3% of par for the quarter ended March 31, 2014, compared to 53.7% of par for the quarter ended December 31, 2013. The discount accretion was $31.8 million and $33.5 million for the quarters ended March 31, 2014 and December 31, 2013, respectively. The total net discount remaining was $2.3 billion as of both March 31, 2014 and December 31, 2013, with $1.2 billion designated as credit reserve as of March 31, 2014.

As of March 31, 2014, fixed-rate investments composed 71.9% and adjustable-rate investments composed 28.1% of the company’s RMBS and Agency Derivatives portfolio.

As of March 31, 2014, the company had mortgage loans held-for-investment with a carrying value of $781.1 million and the company’s collateralized borrowings had a carrying value of $659.0 million, resulting in net economic interests in consolidated securitization trusts of $122.1 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans having $41.6 billion in unpaid principal balance, which had a fair market value of $476.7 million as of March 31, 2014.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle all servicing functions for the loans underlying the company’s MSR assets. The company recognized $30.4 million of servicing income, $5.0 million of sub-servicing expense and $32.8 million decrease in fair value of MSR, during the three months ended March 31, 2014.

Mortgage Loans Held for Sale
As of March 31, 2014, the company held prime jumbo residential mortgage loans with a fair market value of $140.9 million and had forward purchase commitments to acquire mortgage loans having $153.6 million in unpaid principal balance with a fair value of negative $0.4 million. For the quarter ended March 31, 2014, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.0%. The company’s intention in the future is to securitize the loans should market conditions warrant.

During the quarter the company sold substantially all of its CSL portfolio, with the remaining loans having a fair market value of $20.1 million as of March 31, 2014.

Other Investments and Risk Management Derivatives
The company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of March 31, 2014.  The company also held $1.0 billion notional of net short TBAs as of March 31, 2014, which are accounted for as derivative instruments in accordance with GAAP.

As of March 31, 2014, the company was a party to interest rate swaps and swaptions with a net aggregate notional amount of $31.2 billion, of which $24.1 billion was utilized to economically hedge interest rate risk associated with the company’s short-term LIBOR-based repurchase agreements.

The following table summarizes the company’s investment portfolio:

Two Harbors Investment Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2014
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$8,879,422	65.3%
Hybrid ARMs	944,503	6.9%
Total Agency	9,823,925	72.2%
Agency Derivatives	210,331	1.5%
Mortgage Servicing Rights	476,663	3.5%

Credit Strategy
Non-Agency Bonds
Senior Bonds	2,328,073	17.1%
Mezzanine Bonds	473,824	3.5%
Non-Agency Other	8,234	0.1%
Total Non-Agency	2,810,131	20.7%
Net Economic Interest in Securitization(1)	122,132	0.9%
Mortgage Loans Held-For-Sale	161,021	1.2%
Aggregate Portfolio	$13,604,203

Portfolio Metrics	Three Months Ended March 31, 2014
	(unaudited)
Annualized portfolio yield during the quarter		4.6%
Rates Strategy
Agency RMBS, Agency Derivatives and Mortgage servicing rights		3.7%
Credit Strategy
Non-Agency RMBS, including net economic interest in consolidated securitizations		9.0%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans		4.0%
Credit sensitive residential mortgage loans		3.8%

Annualized cost of funds on average borrowing balance during the quarter(2)		1.1%
Annualized interest rate spread for aggregate portfolio during the quarter		3.5%
Debt-to-equity ratio at period-end(3)		2.9 to 1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives During the Quarter
Weighted average cost basis of principal and interest securities
Agency		$108.29
Non-Agency(4)		$53.27
Weighted average three month CPR
Agency		6.4%
Non-Agency		3.4%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		71.9%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		28.1%

(1) Net economic interest in securitization is mortgage loans held-for-investment net of collateralized borrowings in consolidated securitization trusts.
(2) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(3) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives, divided by total equity.
(4) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $49.11 at March 31, 3014.

“We are pleased with the solid performance this quarter in both our rates and credit strategies,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “By continuing to develop our MSR and conduit initiatives, we believe we can create sustainable franchise value for our stockholders.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings, including both repurchase agreements and FHLB advances, to fund RMBS securities, mortgage loans held-for-sale and Agency Derivatives divided by total equity, of 2.9 to 1.0 as of both March 31, 2014 and December 31, 2013.

As of March 31, 2014, the company had borrowings of $10.9 billion with 22 repurchase agreement counterparties to fund RMBS securities and Agency derivatives with an average of 84 days to maturity. Additionally, as of March 31, 2014, the company had $96.2 million outstanding under short-term financing arrangements to fund the prime jumbo residential mortgage loans and CSL collateral.

In December 2013, the company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), was granted membership in the Federal Home Loan Bank of Des Moines (FHLB).  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of March 31, 2014, TH Insurance had $464.5 million in outstanding secured advances with a weighted average borrowing rate of 0.4% and a weighted average of 2.8 years to maturity, and had an additional $535.5 million of available uncommitted credit for borrowings, which amount may be adjusted at the sole discretion of the FHLB.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of March 31, 2014
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$9,502,445
Mortgage servicing rights	—
Non-Agency RMBS	1,890,730
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	93,496
Credit sensitive residential mortgage loans	2,732
$11,489,403

Cost of Funds Metrics	Three Months Ended March 31, 2014
(unaudited)
Annualized cost of funds on average borrowing & FHLB advance balance during the quarter:	0.7%
Agency RMBS and Agency Derivatives	0.4%
Mortgage servicing rights	—
Non-Agency RMBS	1.9%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	2.5%
Credit sensitive residential mortgage loans	3.4%

Conference Call
Two Harbors Investment Corp. will host a conference call on May 8, 2014 at 9:00 a.m. EDT to discuss first quarter 2014 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 19438786 , approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 8, 2014, through 12:00 a.m. EDT on May 15, 2014. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 19438786 . The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying the company’s residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, the company’s ability to manage various operational risks associated with the business, the company’s ability to maintain our REIT qualification, limitations imposed on the business due to our REIT status and the company’s exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on the company’s operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the company’s ability to acquire mortgage loans or securitize the mortgage loans the company acquires, the company’s involvement in securitization transactions, the timing and profitability of the company’s securitization transactions, the risks associated with the company’s securitization transactions, the company’s ability to acquire MSR, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and the company’s exposure to claims and litigation, including litigation arising from its involvement in securitization transactions and its investments in MSR.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Media and Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.Hugen@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	March 31, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Available-for-sale securities, at fair value	$12,634,056	$12,256,727
Trading securities, at fair value	1,000,312	1,000,180
Mortgage loans held-for-sale, at fair value	161,021	544,581
Mortgage loans held-for-investment in securitization trusts, at fair value	781,085	792,390
Mortgage servicing rights, at fair value	476,663	514,402
Cash and cash equivalents	1,540,431	1,025,487
Restricted cash	220,202	401,647
Accrued interest receivable	46,724	50,303
Due from counterparties	74,997	25,087
Derivative assets, at fair value	429,419	549,859
Other assets	60,888	13,199
Total Assets	$17,425,798	$17,173,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$12,021,177	$12,250,450
Collateralized borrowings in securitization trusts, at fair value	658,953	639,731
Federal Home Loan Bank advances	464,476	—
Derivative liabilities, at fair value	8,395	22,081
Accrued interest payable	16,069	20,277
Due to counterparties	195,928	318,848
Dividends payable	95,172	—
Other liabilities	46,624	67,480
Total Liabilities	13,506,794	13,318,867

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 366,046,045 and 364,935,168 shares issued and outstanding, respectively	3,660	3,649
Additional paid-in capital	3,801,952	3,795,372
Accumulated other comprehensive income	626,470	444,735
Cumulative earnings	999,252	1,028,397
Cumulative distributions to stockholders	(1,512,330)	(1,417,158)
Total stockholders’ equity	3,919,004	3,854,995
Total Liabilities and Stockholders’ Equity	$17,425,798	$17,173,862

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31
	2014	2013
	(unaudited)
Interest income:
Available-for-sale securities	$123,913	$130,292
Trading securities	1,926	1,264
Mortgage loans held-for-sale	4,586	1,318
Mortgage loans held-for-investment in securitization trusts	7,893	1,654
Cash and cash equivalents	217	307
Total interest income	138,535	134,835
Interest expense:
Repurchase agreements	20,572	23,018
Collateralized borrowings in securitization trusts	5,353	818
Federal Home Loan Bank advances	153	—
Total interest expense	26,078	23,836
Net interest income	112,457	110,999
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(212)	(236)
Non-credit portion of loss recognized in other comprehensive income	—	—
Net other-than-temporary credit impairment losses	(212)	(236)
Other income:
(Loss) gain on investment securities	(38,655)	26,968
(Loss) gain on interest rate swap and swaption agreements	(105,528)	18,972
Gain (loss) on other derivative instruments	5,801	(16,662)
(Loss) gain on mortgage loans held-for-sale	(3,181)	14,323
Servicing income	30,441	—
Loss on servicing asset	(32,760)	—
Other income	460	6,289
Total other (loss) income	(143,422)	49,890
Expenses:
Management fees	12,111	4,761
Securitization deal costs	—	2,028
Servicing expenses	5,225	31
Other operating expenses	14,534	6,530
Total expenses	31,870	13,350
(Loss) income from continuing operations before income taxes	(63,047)	147,303
(Benefit from) provision for income taxes	(33,902)	4,964
Net (loss) income from continuing operations	(29,145)	142,339
Income from discontinued operations	—	1,377
Net (loss) income attributable to common stockholders	$(29,145)	$143,716

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31
	2014	2013
	(unaudited)
Basic (loss) earnings per weighted average common share:
Continuing operations	$(0.08)	$0.47
Discontinued operations	—	—
Net (loss) income	$(0.08)	$0.47
Diluted (loss) earnings per weighted average common share:
Continuing operations	$(0.08)	$0.47
Discontinued operations	—	—
Net (loss) income	$(0.08)	$0.47
Dividends declared per common share	$0.26	$0.32
Weighted average number of shares of common stock:
Basic	365,611,890	305,284,922
Diluted	365,611,890	306,963,711
Comprehensive income:
Net (loss) income	$(29,145)	$143,716
Other comprehensive income:
Unrealized gain on available-for-sale securities, net	181,735	104,252
Other comprehensive income	181,735	104,252
Comprehensive income	$152,590	$247,968

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net (loss) income attributable to common stockholders	$(29,145)	$143,716

Adjustments for non-core earnings:
Loss (gain) on sale of securities and mortgage loans, net of tax	38,476	(19,161)
Unrealized loss (gain) on trading securities, equity securities and mortgage loans held-for-sale, net of tax	2,293	(17,077)
Other-than-temporary impairment loss, net of tax	212	236
Realized loss on termination or expiration of swaps and swaptions, net of tax	1,981	58,554
Unrealized loss (gain), net of tax, on interest rate swap and swaptions economically hedging repurchase agreements, TBAs, MSRs and available-for-sale securities	59,687	(84,984)
(Gain) loss on other derivative instruments, net of tax	(4,654)	14,011
Gain (loss) on financing securitizations	(313)	(6,289)
Unrealized loss, net of tax, on mortgage servicing rights	19,406	—
Securitization deal costs	—	2,028
(Income) loss from discontinued operations	—	(1,377)
Amortization of business combination intangible assets, net of tax	$260	$—

Core Earnings	$88,203	$89,657

Weighted average shares outstanding - Basic	365,611,890	305,284,922
Weighted average shares outstanding - Diluted	365,611,890	306,963,711

Core Earnings per weighted average share outstanding - diluted	$0.24	$0.29

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
	(unaudited)
Net Interest Income:
Interest income	$138.5	$137.4	$138.0	$145.3	$134.8
Interest expense	26.0	26.9	24.9	24.7	23.8
Net interest income	112.5	110.5	113.1	120.6	111.0
Other income:
Interest spread on interest rate swaps	(13.8)	(10.1)	(15.1)	(19.4)	(14.0)
Interest spread on other derivative instruments	4.7	(2.4)	(7.5)	(1.5)	2.9
Servicing income, net of amortization(1)	17.9	5.2	1.2	0.3	—
Other income	0.2	0.4	—	—	0.2
Total other (loss) income	9.0	(6.9)	(21.4)	(20.6)	(10.9)
Expenses	31.5	26.2	22.1	22.1	11.3
Core Earnings before income taxes	90.0	77.4	69.6	77.9	88.8
Income tax expense (benefit)	1.8	1.0	1.9	(0.2)	(0.9)
Core Earnings	$88.2	$76.4	$67.7	$78.1	$89.7
Basic and diluted weighted average Core EPS	$0.24	$0.21	$0.19	$0.21	$0.29

(1) Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.